Exhibit 21.1

LIGAND PHARMACEUTICALS INCORPORATED
LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
Ab Initio Biotherapeutics, Inc.	Delaware
Allergan Ligand Retinoid Therapeutics, Inc.	Delaware
Cita NeuroPharmaceuticals Inc.	Canada
Crystal Bioscience, Inc.	California
CyDex Pharmaceuticals, Inc.	Delaware
Glycomed Incorporated	California
Icagen, LLC	Delaware
Ligand Biopharmaceuticals Incorporated	Delaware
Ligand Holdings UK Limited	England and Wales
Ligand JVR, Inc.	Delaware
Ligand Pharmaceuticals (Canada) Incorporated	Canada
Ligand Pharmaceuticals International, Inc.	Delaware
Ligand Pharmaceuticals UK Limited	United Kingdom
Ligand UK Development Limited	England and Wales
Ligand UK Group Limited	England and Wales
Ligand UK Limited	England and Wales
Ligand UK Research Limited	England and Wales
Metabasis Therapeutics, Inc.	Delaware
Neurogen Corporation	Delaware
OmniAb, Inc.	Delaware
OMT I, Inc.	Delaware
OMT II, Inc.	Delaware
Pfenex Inc.	Delaware
Pharmacopeia, LLC	Delaware
Seragen Incorporated	Delaware
Seragen Technology, Inc.	Delaware
Taurus Biosciences, LLC	Delaware
Vernalis Therapeutics Inc.	Delaware
xCella Biosciences, Inc.	Delaware